                            STOCK PURCHASE AGREEMENT


                              DATED JULY 25, 1997

                                     AMONG

                            UNITED AUTO GROUP, INC.,

                               UAG CLASSIC, INC.,

                           CLASSIC AUTO GROUP, INC.,

                         CHERRY HILL CLASSIC CARS, INC.

                           CLASSIC ENTERPRISES, INC.

                              CLASSIC BUICK, INC.

                            CLASSIC CHEVROLET, INC.

                            CLASSIC MANAGEMENT, INC.

                                      AND

                             THOMAS J. HESSERT, JR.

                               TABLE OF CONTENTS

                                                                           Page


ARTICLE 1.  PURCHASE AND SALE OF SHARES......................................1

   1.1.    Certain Definitions...............................................1
   1.2.    Purchase and Sale of the Shares...................................3
   1.3.    Net Worth Adjustment..............................................4
   1.4.    Post-Closing Adjustment...........................................6
   1.5.    Capital Debt......................................................6
   1.6.    Additional Purchase Price.........................................7
   1.7.    Effective Date....................................................7

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE
            STOCKHOLDER......................................................7

   2.1.    Organization and Good Standing....................................7
   2.2.    Subsidiaries......................................................7
   2.3.    Capitalization....................................................8
   2.4.    Authority; Approvals and Consents.................................8
   2.5.    Financial Statements..............................................9
   2.6.    Absence of Undisclosed Liabilities................................9
   2.7.    Absence of Material Adverse Effect; Conduct of Business..........10
   2.8.    Taxes............................................................11
   2.9.    Legal Matters....................................................12
   2.10.   Property.........................................................12
   2.11.   Environmental Matters............................................13
   2.12.   Inventories......................................................14
   2.13.   Accounts Receivable..............................................15
   2.14.   Insurance........................................................15
   2.15.   Contracts; etc...................................................15
   2.16.   Labor Relations..................................................16
   2.17.   Employee Benefit Plans...........................................16
   2.18.   Other Benefit and Compensation Plans or Arrangements.............19
   2.19.   Transactions with Insiders.......................................19
   2.20.   Propriety of Past Payments.......................................20
   2.21.   Interest in Competitors..........................................20
   2.22.   Brokers..........................................................20
   2.23.   Accounts.........................................................21
   2.24.   Disclosure.......................................................21
   2.25.   Net Worth........................................................21
   2.26.   Working Capital..................................................21

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER...............21

   3.1.    Ownership of Shares; Title.......................................21
   3.2.    Authority........................................................21
   3.3.    Real Property and Improvements...................................22

                                      (i)

   3.4.    Qualification of Stockholder.....................................22

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF UAG...........................23

   4.1.    Organization and Good Standing...................................23
   4.2.    Sub..............................................................23
   4.3.    Authority; Approvals and Consents................................23
   4.4.    Disclosure.......................................................24
   4.5.    SEC Filings......................................................24

ARTICLE 5.  COVENANTS AND ADDITIONAL AGREEMENTS.............................25

   5.1.    Access; Confidentiality..........................................25
   5.2.    Furnishing Information; Announcements............................25
   5.3.    Antitrust Improvements Act Compliance............................26
   5.4.    Certain Changes and Conduct of Business..........................26
   5.5.    No Intercompany Payables or Receivables..........................29
   5.6.    Negotiations.....................................................29
   5.7.    Consents; Cooperation............................................29
   5.8.    Additional Agreements............................................29
   5.9.    Interim Financial Statements.....................................30
   5.10.   Notification of Certain Matters..................................30
   5.11.   Assurance by the Stockholder.....................................30
   5.12.   Section 338(h)(10) Election......................................30
   5.13.   Non-Interference.................................................31
   5.14.   Right of First Refusal...........................................31
   5.15.   Rebates, Refunds and Incentive Programs..........................31

ARTICLE 6.  CONDITIONS TO THE OBLIGATIONS OF UAG AND SUB TO EFFECT
            THE CLOSING.....................................................32

   6.1.    Representations and Warranties; Agreements; Covenants............32
   6.2.    Authorization; Consents..........................................32
   6.3.    Opinions of the Companies' and the Stockholder's Counsel.........32
   6.4.    Absence of Litigation............................................32
   6.5.    No Material Adverse Effect.......................................33
   6.6.    Net Worth........................................................33
   6.7.    Completion of Due Diligence......................................33
   6.8.    Board Approval...................................................33
   6.9.    Certificates.....................................................33
   6.10.   Legal Matters....................................................34
   6.11.   Approval of Manufacturers and Distributors.......................34
   6.12.   Environmental Laws...............................................34
   6.13.   Nondisturbance Agreements/Estoppel Certificates..................34
   6.14.   Title Insurance..................................................34
   6.15.   Schedules........................................................34
   6.16.   Memoranda of Lease...............................................34
   6.17.   Employment Agreement.............................................34
   6.18.   Leases...........................................................34
   6.19.   Resignation of the Companies' Directors..........................35

                                     (ii)

ARTICLE 7.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANIES AND THE
            STOCKHOLDER TO EFFECT THE CLOSING...............................35

   7.1.    Representations and Warranties; Agreements.......................35
   7.2.    Authorization of the Agreement, Consents.........................35
   7.3.    Opinions of UAG's and Sub's Counsel..............................35
   7.4.    Absence of Litigation............................................36
   7.5.    Certificates.....................................................36
   7.6.    Legal Matters....................................................36
   7.7.    Employment Agreement.............................................36
   7.8.    Leases...........................................................36
   7.9.    Approval of Manufacturers and Distributors.......................36

ARTICLE 8.  TERMINATION.....................................................37

   8.1.    Termination......................................................37
   8.2.    Effect of Termination............................................37

ARTICLE 9.  INDEMNIFICATION.................................................38

   9.1.    Indemnification by the Stockholder...............................38
   9.2.    Indemnification by UAG...........................................38
   9.3.    Procedures.......................................................39
   9.4.    Offset...........................................................39
   9.5.    Remedies.........................................................40
   9.6.    Definitions......................................................40
   9.7.    Limitation on Indemnification....................................40

ARTICLE 10. MISCELLANEOUS...................................................41

   10.1.   Survival of Provisions...........................................41
   10.2.   Fees and Expenses................................................41
   10.3.   Headings.........................................................41
   10.4.   Notices..........................................................41
   10.5.   Assignment.......................................................43
   10.6.   Entire Agreement.................................................43
   10.7.   Waiver and Amendments............................................43
   10.8.   Counterparts.....................................................44
   10.9.   Accounting Terms.................................................44
   10.10.  Schedules........................................................44
   10.11.  Severability.....................................................44
   10.12.  Remedies.........................................................44
   10.13.  Governing Law....................................................44
   10.14.  Time is of the Essence...........................................44

                                     (iii)

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT, dated July 25, 1997, is by and among United Auto Group, Inc., a Delaware corporation ("UAG"), UAG Classic, Inc., a Delaware corporation ("UAG Classic" or "Sub"), Classic Auto Group, Inc., a New Jersey corporation ("CAG"), Cherry Hill Classic Cars, Inc., a New Jersey corporation ("CHCC"), Classic Enterprises, Inc., a New Jersey corporation ("CE"), Classic Buick, Inc., a New Jersey corporation ("CCB"), Classic Chevrolet, Inc., a New Jersey corporation ("CC"), Classic Management, Inc., a New Jersey corporation ("CMI" and, together with CAG, CHCC, CE, CCB and CC, the "Companies") and Thomas J. Hessert, Jr., an individual resident of the State of New Jersey (the "Stockholder").


                              W I T N E S S E T H:

         WHEREAS, UAG Classic is a wholly-owned subsidiary of UAG;

         WHEREAS, the Companies operate Acura, BMW, Buick (2), Chevrolet (2), Honda, Jaguar, Nissan and Saab dealerships and related businesses in New Jersey;

         WHEREAS, the Stockholder owns all of the issued and outstanding shares of the capital stock of the Companies (the "Shares");

         WHEREAS, UAG Classic desires to purchase all of the Shares from the Stockholder, and the Stockholder desires to sell the Shares to UAG Classic (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG Classic will own one hundred percent (100%) of the issued and outstanding shares of the capital stock of the Companies;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1.
                          PURCHASE AND SALE OF SHARES

1.1.  CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" of a specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in the case of a specified Person who is a natural person, his or her spouse, issue, parents, siblings, estate, any Affiliate of such person and any trust for the benefit of his or her spouse and/or issue.

         (b) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

         (c) "Closing Date" shall have the meaning ascribed to it in Section 1.2(b).

         (d) "GAAP" shall mean generally accepted accounting principles which are in effect in the United States on the Closing Date.

         (e) "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. ss. 651 et seq.) ("OSHA"), and the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq. ("HMTA"), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) any substance designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (E) flammable explosives, (F) radioactive materials, and (iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

         (f) "Knowledge" shall mean, with respect to the Stockholder, that the Stockholder knew or reasonably should have known of the particular matter referred to; with respect to the Companies, that any person responsible for overseeing the day to day operations of any of the Companies or any general manager, executive manager, office manager (or any person with similar such responsibilities regardless of title) knew or reasonably should have known of the particular matter referred to; and, with respect to UAG, that the President or any Vice-President of UAG knew or reasonably should have known of the particular matter referred to.

         (g) "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, prior assignments, conditional and installment sale agreements, encumbrances or charges of any kind.

         (h) "Material Adverse Effect" shall mean, with respect to the Companies, any change in, or effect on, any of the Companies (including the respective businesses thereof) which is, or might be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of such Company when taken as a whole; and, with respect to UAG, any change in, or effect on, UAG (including the businesses thereof) which is, or might be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of UAG.

         (i) "Person" shall mean and include an individual, corporation, partnership, limited liability company, joint venture, association, trust, any other incorporated or unincorporated organization or entity and a governmental entity or any department or agency thereto.

         (j) "Pre-Tax Earnings" shall mean net earnings (or losses), before taxes, computed in accordance with GAAP.

            (k) "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

1.2.  PURCHASE AND SALE OF THE SHARES.

         (a) Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholder shall sell to Sub, and Sub shall purchase from the Stockholder, the Shares for an aggregate purchase price (the "Purchase Price") equal to (i) Twenty-Eight Million Dollars ($28,000,000) in cash (the "Base Price"), which Base Price is subject to adjustment after the Closing as provided in Sections 1.3 and 1.6 below; and (ii) a promissory note (the "Note") of UAG Classic guaranteed by UAG in a form mutually acceptable to the parties for the principal amount of Two Million Dollars ($2,000,000) with interest payable quarterly at the initial rate of six and one-half percent (6 1/2%) per annum which rate shall be adjusted quarterly according to the change, if any, in the applicable federal mid-term rate as determined pursuant to
Section 1274(d) of the Code (which change shall be determined by comparing the applicable rate as of the first day of such quarter with the applicable rate on the first day of the preceding quarter) and with the principal maturing on the four year anniversary of the Closing Date; provided, however, that the principal amount of the Note is subject to adjustment after Closing pursuant to the provisions of Section 1.4 hereof. At the Closing referred to in Section 1.2(b) hereof:

              (i) the Stockholder shall sell, assign, transfer and deliver to UAG the Shares representing 100% of the issued and outstanding capital stock of the Companies and deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

              (ii) Sub shall accept and purchase the Shares from the Stockholder and in payment therefor shall (A) deliver to the Stockholder immediately available funds in an aggregate amount equal to the Base Price by wire transfer to an account designated in writing by the Stockholder; and (B) deliver to the Stockholder the Note.

              (iii) the Stockholder, the Companies and Sub shall enter into an employment agreement in a form mutually acceptable to the Stockholder and Sub (the "Employment Agreement"). The Employment Agreement shall be for a five-year term and shall provide that the Stockholder shall be employed as Chief Operating Officer of Sub and the Companies. The Stockholder's initial annual salary shall be Three Hundred Forty Thousand Dollars ($340,000) (the "Base Salary") and the Base Salary shall be reviewed and adjusted annually thereafter by the Chief Executive Officer of UAG; provided, however, that the Base Salary shall not be less than Three Hundred Forty Thousand Dollars ($340,000) for any year of the term, plus such bonuses and stock options as may be granted by the appropriate compensation or option committee of UAG. It is anticipated that Stockholder will receive bonuses and options comparable to other executive regional managers of UAG.

              (iv) Each of the Companies (except CAG) and the Stockholder shall enter into a lease for the real property on which such Company operates in a form mutually acceptable to the parties (each a "Lease" and collectively the "Leases"). Each Lease shall be for a twenty (20) year term commencing on the Closing Date (with the lease rate adjusted to fair market lease rate on the tenth anniversary of the Closing Date) and the lessee shall have the option to renew the Lease for two additional five year terms (with the lease rate adjusted to fair market lease rate at the time each such period commences). Each Lease shall be a triple net lease. The initial monthly lease rate for each Lease shall be an amount equal to the current lease rate being paid by each Company. On the second anniversary of the Closing Date and every two years thereafter until the eighth anniversary and then commencing again on the twelfth anniversary and every two years thereafter during the initial term, the lease rate for each Lease shall increase to an amount equal to the lease rate then in effect plus an amount equal to a percentage of the lease rate then in effect, which percentage shall be equal to the percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor ("CPI") for the metropolitan area in which such Company operates from the time of the last adjustment; provided, however, that the adjustment at the twelfth anniversary shall reflect the increase from the tenth anniversary. The Stockholder represents and warrants that the initial lease rate for each property is substantially equal to the fair market lease rate for such property as determined by taking into account the property's fair market value. The Leases shall be cross-defaulted with the Note.

         (b) Closing. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived, but no later than September 30, 1997; provided, however, that UAG or the Stockholder may extend the Closing Date for a period of thirty (30) days by giving notice to the other party prior to September 30, 1997. The date on which the Closing occurs is herein referred to as the "Closing Date".

         (c) Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

              (i) the Stockholder shall deliver to Sub certificates representing the Shares and accompanied by stock powers as required by
    Section 1.2(a)(i) hereof, and any other documents that are necessary to transfer to Sub good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Companies and the Stockholder at or prior to the Closing or otherwise required in connection herewith;

              (ii) Sub shall (A) pay to the Stockholder funds as required by
    Section 1.2(a)(ii) hereof; (B) deliver to the Stockholder the Note; and (C) deliver to the Stockholder all opinions, certificates and other instruments and documents required to be delivered by UAG or Sub at or prior to the Closing or otherwise required in connection herewith.

1.3.  NET WORTH ADJUSTMENT

         (a) On the Closing Date, or as soon as practicable thereafter (but no later than 20 days after the Closing Date), the Stockholder shall deliver to UAG a consolidated balance sheet of the Companies dated as of the Closing Date (such balance sheet so delivered is referred to herein as the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP. In connection with the preparation of the Closing Date Balance Sheet, the Stockholder and the Companies shall permit the Reviewer (as defined below) and other representatives of UAG to conduct a physical inventory at each location where inventory is held by the Companies.

         (b) Within sixty (60) days after delivery of the Closing Date Balance Sheet, (i) Coopers & Lybrand or such other accounting firm (the "Reviewer") as may be selected by UAG shall audit or otherwise review the Closing Date Balance Sheet in such manner as UAG and the Reviewer deem appropriate, and (ii) UAG shall deliver such reviewed balance sheet (the "Reviewed Balance Sheet") to the Stockholder. The Reviewed Balance Sheet (i) shall be prepared in accordance with GAAP and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in Section 1.3(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in Section 1.3(g)(ii) hereof. UAG and the Reviewer shall have the opportunity to consult with the Stockholder, the Companies and each of the accountants and other representatives of the Stockholder and the Companies and to examine the work papers, schedules and other documents prepared by the Stockholder, the Companies and each of such accountants and other representatives during the preparation of the Closing Date Balance Sheet.

         (c) The Stockholder shall have a period of forty-five (45) days after delivery of the Reviewed Balance Sheet to present in writing to UAG all objections the Stockholder may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheet shall be deemed accepted and approved by the Stockholder and a supplemental closing (the "Supplemental Closing") shall take place within five (5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by UAG and the Stockholder.

         (d) If the Stockholder shall raise any objection within such 45-day period, UAG and the Stockholder shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

         (e) If such dispute cannot be resolved by UAG and the Stockholder within sixty (60) days after the delivery of the Reviewed Balance Sheet, then the specific matters in dispute shall be submitted to a firm of independent public accountants mutually acceptable to UAG and the Stockholder, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to UAG and the Stockholder and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by UAG and the Stockholder. The fees and expenses of the accounting firm referred to in this Section 1.3(e) shall be paid one-half by UAG and one-half by the Stockholder.

         (f) UAG and the Stockholder agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by UAG and the Stockholder pursuant to Section 1.3(e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

         (g) (i) If the Net Worth as shown on the Reviewed Balance Sheet as finally determined through the operation of Sections 1.3 (a) through (e) hereof (such amount being referred to herein as the "Final Net Worth") shall be less than Seven Million One Hundred Fifty-Five Thousand Dollars ($7,155,000) (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Stockholder shall pay to UAG at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by UAG at least two (2) Business Days prior to the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.).

            (ii) "Net Worth" computed in connection with the Closing Date Balance Sheet and the Reviewed Balance Sheet shall mean the amount by which the total assets (not including intangible assets or any LIFO reserve) exceed the total liabilities (including accruals for all Taxes owed or to be owed by the Companies through the Closing Date) reflected, in each case, on the balance sheets of Companies comprising the Closing Date Balance Sheet or the Reviewed Balance Sheet, as the case may be.

1.4.  POST-CLOSING ADJUSTMENT.

         If the Companies, on a combined basis, have Pre-Tax Earnings for the calendar year ending December 31, 1997 ("1997 Earnings") of less than Six Million Dollars ($6,000,000) (the amount of any such deficiency being referred to herein as the "Earnings Deficiency"), then, the principal amount of the Note shall be reduced by an amount equal to five (5) times the Earnings Deficiency. If the Earnings Deficiency exceeds Four Hundred Thousand Dollars ($400,000) (the amount of any such excess being referred to herein as the "Excess Deficiency"), then the Stockholder shall pay to Sub cash in an amount equal to five (5) times the Excess Deficiency. On or before March 31, 1998, Sub shall deliver to the Stockholder a consolidated statement of income for the Companies for the year ended December 31, 1997 together with a calculation of the 1997 Earnings (the "1997 Income Statement"). The Stockholder shall have a period of thirty (30) days after delivery of the 1997 Income Statement to present in writing to UAG all objections the Stockholder may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 30-day period, the 1997 Earnings as set forth on the 1997 Income Statement shall be deemed accepted and approved by the Stockholder. If the Stockholder shall raise any objection within such 30-day period, UAG and the Stockholder shall attempt to resolve the matter or matters in dispute. If such dispute cannot be resolved by UAG and the Stockholder within sixty (60) days after the delivery of the 1997 Income Statement, then the specific matters in dispute shall be submitted to a firm of independent public accountants mutually acceptable to UAG and the Stockholder, which firm shall make a final and binding determination as to such matter or matters. The fees and expenses of the accounting firm referred to in this Section 1.4 shall be paid one-half by UAG and one-half by the Stockholder. If there is a dispute as to the amount of the 1997 Earnings, then, to the extent that the amount of any interest or principal payment to be made under the Note or the amount of cash, if any, to be paid by the Stockholder to UAG is contingent upon the resolution of such dispute, Sub or the Stockholder, as applicable, shall have no obligation to make such payment until the amount of the 1997 Earnings is agreed to by the parties or is finally determined in accordance herewith. For purposes of determining 1997 Earnings in connection with Sections 1.4 and 1.6, (i) used car inventory reserves will be calculated in the same manner used in preparing the June 30 Financial Statements except that such reserves for 1997 shall be reduced by fifty percent (50%); (ii) "Interest on Debt and "LIFO Reserve" as set forth on the June 30th Financial Statements under "Other Expenses" shall be excluded, (iii) any overhead expenses or management fees attributable to UAG or UAG Classic shall be excluded and (iv) expenses and fees relating to a proposed initial public offering (except audit fees) shall be added back to 1997 Earnings.

1.5.  CAPITAL DEBT.

         On or before the Closing Date, the Stockholder shall pay the outstanding principal and all accrued but unpaid interest on the notes payable set forth on Schedule 1.5 (which notes payable had an outstanding principal balance of Three Million Five Hundred Thirty-Five Thousand Dollars ($3,535,000) as of June 30, 1997) (the "Capital Debt") in full satisfaction of the Companies' obligations arising out of or relating to the Capital Debt. If the Companies, or any of them, have any liabilities or obligations relating to the Capital Debt as of the Closing, then the Base Price shall be reduced by an amount equal to any remaining outstanding principal and all accrued but unpaid interest on the Capital Debt as of such time.

1.6.  ADDITIONAL PURCHASE PRICE.

         If the Companies, on a combined basis, have Pre-Tax Earnings for the calendar year ending December 31, 1997 ("1997 Earnings") that exceed Six Million Dollars ($6,000,000), then, in consideration for the sale of the Shares by the Stockholder to Sub, Sub will make an additional payment to the Stockholder in an aggregate amount equal to (1997 Earnings minus $6,000,000). If Sub is required to make an additional payment pursuant to the provisions of this Section 1.6, then Sub shall make such payment no later than April 30, 1998. If there is a dispute as to the amount of the 1997 Earnings, then, to the extent that the amount of any additional payment is contingent upon the resolution of such dispute, Sub shall have no obligation to make such payment until the amount of the 1997 Earnings is agreed to by the parties or is finally determined in accordance with Section 1.4.

1.7.  EFFECTIVE DATE.

         The obligations of the parties hereunder shall not take effect until the first Business Day after the parties have notified each of the Companies' manufacturers of the transactions contemplated hereby, but in no events later than July 31, 1997 (the "Effective Date").


                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANIES AND THE STOCKHOLDER

         Subject to the parties' agreement and acknowledgement that the Schedules referred to in this Article 2 are to be delivered by the Companies and the Stockholder no later than thirty (30) days after the Effective Date hereof, the Companies and the Stockholder hereby jointly and severally represent and warrant to UAG as follows:

2.1.  ORGANIZATION AND GOOD STANDING.

         Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its businesses and to carry on its business as now being conducted. The Companies are duly qualified to do business and are in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Companies would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect. Schedule 2.1 hereto lists (i) the states and other jurisdictions where the Companies are so qualified and (ii) the assumed names under which the Companies conduct business. Attached to Schedule 2.1(b) hereto are complete and correct copies of the Companies' Articles of Incorporation and Bylaws (including comparable governing instruments with different names), as amended and presently in effect.

2.2.  SUBSIDIARIES.

         The Companies do not have any interest or investment in any Person.

2.3.  CAPITALIZATION.

         The authorized stock of each of the Companies and the number of shares of capital stock which are issued and outstanding are set forth on Schedule 2.3 hereto. The shares listed on Schedule 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Companies and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Companies or any securities convertible into, or other rights to acquire, any shares of capital stock of the Companies, or (ii) obligates the Companies to grant, offer or enter into any of the foregoing, or
(iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on Schedule 2.3 hereto. The Companies have not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act").

2.4.  AUTHORITY; APPROVALS AND CONSENTS.

         The Companies have the corporate power and authority to enter into this Agreement and the documents referred to herein (the "Documents") to which they are a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of the Companies and no other corporate proceedings on the part of the Companies are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of, each of the Companies, enforceable against the Companies in accordance with their respective terms. The execution, delivery and performance by each of the Companies and the Stockholder of this Agreement and the Documents to which it or he is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) contravene any provisions of the Articles of Incorporation or Bylaws (including any comparable governing instrument with a different name) of any of the Companies;

              (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in Section 2.15) or, except as set forth on Schedule 2.4 hereto, require any consent or waiver of any party to any Company Agreement;

              (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of any of the Companies (other than the rights of UAG to acquire the Shares pursuant to this Agreement);

              (iv) violate or conflict with any Legal Requirements (as defined in Section 2.9 hereof) applicable to any of the Companies or any of their respective businesses or properties; or

              (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act (as defined in Section 5.3 hereof).

Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority is necessary to be obtained or made by the Companies to enable the Companies to continue to conduct their respective businesses and operations and use their respective properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

2.5.  FINANCIAL STATEMENTS.

         Attached as Schedule 2.5 are true and complete copies of:

              (i) (A) the audited consolidated balance sheet of the Companies as of December 31, 1996, and the related consolidated statement of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1996, together with the notes thereto and (B) the audited consolidated balance sheet of the Companies as of December 31, 1995, and the related consolidated statement of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1995, together with the notes thereto, in each case examined by and accompanied by the report of independent certified public accountants;

              (ii) the unaudited consolidated balance sheets of the Companies as of June 30, 1997 (the "Company Balance Sheet") and the unaudited statements of income and stockholder's equity for the six-month period ended on such date, together with the notes thereto (collectively the "June 30 Financial Statements");

              (iii) the monthly and year-to-date financial statements provided to each of the manufacturers for the months ended June 30, 1997 and May 31, 1997 (each a "Company Factory Statement and, collectively, the "Company Factory Statements");

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are consistent with and in accordance with the books and records of the Companies, fairly present the financial position, results of operations, stockholders' equity and changes in financial position of the Companies as of the dates and for the periods indicated in conformity with GAAP (except that the Company Factory Statements are prepared in accordance with manufacturer requirements), consistently applied (except as otherwise indicated in such statements) during such periods, and can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Companies for federal income tax purposes, and the unaudited financial statements included in the Company Financial Statements include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of the Companies are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Companies.

2.6.  ABSENCE OF UNDISCLOSED LIABILITIES.

         The Companies do not have any liabilities of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.17 and 2.18 hereof or liabilities for Taxes (as defined in Section 2.8 hereof), except for (i) liabilities reflected or reserved against on the most recent Company Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after June 30, 1997 which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on Schedule 2.6 hereto. None of the Companies is a party to any Company Agreement, or subject to any charter or bylaw provision, any other corporate limitation or any Legal Requirement, which has, or can reasonably be expected to have, a Material Adverse Effect.

2.7.  ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

         (a) Since December 31, 1996, each Company has operated in the ordinary course of business consistent with past practice, except as set forth on
Schedule 2.7(a) hereto, and there has not been:

              (i) any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of any of the Companies, and no factor, event, condition, circumstance or prospective development exists which threatens or may threaten to have a Material Adverse Effect;

              (ii) any material loss, damage, destruction or other casualty to the property or other assets of any of the Companies, whether or not covered by insurance;

              (iii) any change in any method of accounting or accounting practice of any of the Companies; or

              (iv) any loss of the employment, services or benefits of any general manager, new car sales manager, used car sales manager, service manager, parts manager, office manager, controller or any equivalent employee of any of the Companies.

         (b) Since December 31, 1996, except as set forth in Schedule 2.7(b) hereto, the Companies have not:

              (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

              (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

              (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for mechanics liens and liens for taxes not yet due and payable;

              (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

              (v) defaulted on any material obligation;

              (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

              (vii) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Financial Statements;

              (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them;

              (ix) made any individual capital expenditure in excess of $50,000, or aggregate capital expenditures in excess of $200,000, or additions to property, plant and equipment other than ordinary repairs and maintenance;

              (x) discontinued any franchise or the sale of any products or product line or program;

              (xi) incurred any obligation or liability for the payment of severance benefits; or

              (xii) entered into any agreement or made any commitment to do any of the foregoing.

2.8.  TAXES.

         The Companies have each made a valid election pursuant to Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"), to be an "S Corporation" within the meaning of Section 1361(a)(1) of the Code and have continued to qualify as such for all taxable years since their formation and will continue to so qualify until the Closing. The Companies and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Companies, any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Companies or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all tax returns for the fiscal years ended since December 31, 1992 have been furnished or made available to UAG or its representatives to and such copies are accurate and complete as of the date hereof. The Companies have also furnished to UAG correct and complete copies of all notices and correspondence sent or received since December 31, 1992 by the Companies to or from any federal, state or local tax authorities. The Companies have adequately reserved for the payment of all Taxes with respect to periods ended on or prior to the Closing Date for which tax returns have not yet been filed. In the ordinary course, the Companies make adequate provision on their books for the payment of all Taxes (including for the current fiscal period) owed by the Companies. Except to the extent reserves therefor are reflected on the Company Balance Sheets, or will be reflected on the Closing Date Balance Sheet, the Companies are not liable, or will not become liable, for any Taxes for any period ending on or prior to the Closing Date. Except as set forth on Schedule
2.8 hereto, the Companies have not been subject to a federal or state tax audit of any kind since December 31, 1992, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any prior or subsequent year. With respect to the audits referred to on Schedule 2.8 hereto and except as indicated thereon, no such audit has resulted in an adjustment in excess of $25,000. Neither the Companies nor the Stockholder know of any basis for an assertion of a deficiency for Taxes against the Companies. The Stockholder will cooperate, and will cause his Affiliates to cooperate, with the Companies in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Companies may be liable or with respect to which the Companies may be entitled to a refund.

2.9.  LEGAL MATTERS.

         (a) Except as set forth on Schedule 2.9(a) hereto, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, or, to the knowledge of the Companies or the Stockholder, threatened against or affecting, the Companies, any ERISA Plan (as defined in Section 2.17(a) hereof) or any of their properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to the Stockholder or the Companies for any such Claims, and (ii) the Companies are not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. Schedule 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

         (b) The business of the Companies is being conducted in all material respects in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Companies or their business or properties. The Companies hold, and are in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements. A list of all such permits is set forth on Schedule 2.9(b) hereof.

         (c) The Companies own or hold all Permits material to the conduct of their business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

2.10. PROPERTY.

         Set forth on Schedule 2.10(a) hereto is a list of all interests in real property owned by or leased to the Companies, including all real property owned or leased by the Stockholder (directly or indirectly) and used in the businesses of the Companies and of all options or other contracts to acquire any such interest (collectively, the "Real Property"). With respect to any leased Real Property, there are no defaults by either party under and no state of facts exist which with the giving of notice or the passage of time, or both, would constitute a default under such leases. True and correct copies of all leases relating to the Real Property, together with any amendments and modifications thereto, are attached as Schedule 2.10(b). All improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Companies are, to the knowledge of the Stockholder and the Companies, fit for the particular purposes for which they are used by the Companies. Such tangible properties and all Improvements owned or leased by the Companies conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and, to the knowledge of the Stockholder and the Companies, such Improvements do not encroach in any respect on property of others. To the knowledge of the Companies and the Stockholder there are no latent defects with respect to the Improvements. The Real Property is currently zoned to permit the conduct of the respective businesses of the Companies as presently conducted. Certificates of Occupancy have been issued with respect to the Improvements without special conditions or restrictions. All utilities servicing the Real Property and the Improvements are provided by publicly-dedicated utility lines and are located within public rights-of-way and do not cross or encumber any private land. No written notice (and, to the knowledge of the Stockholder and the Companies, no oral notice) of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Companies or the Stockholder with respect to the Real Property.

2.11. ENVIRONMENTAL MATTERS.

         (a) Except as set forth on Schedule 2.11(a) hereto, (i) the Companies, the Real Property, the Improvements and any property formerly owned, occupied or leased by the Companies are in compliance with all Environmental Laws (provided, however, that as to the Real Property or Improvements, such representation, as it may relate to compliance for any period prior to the Initial Date, is limited to the knowledge of the Stockholder and the Companies), (ii) the Companies have obtained all Environmental Permits, (iii) such Environmental Permits are in full force and effect, and (iv) the Companies are in full compliance with all terms and conditions of such Environmental Permits. As used in this Agreement, Initial Date shall mean with respect to any portion of the Real Property or the Improvements, the earlier of (i) date the Stockholder or the Companies first acquired any ownership or leasehold interest in such property and (ii) the date on which the Companies first began conducting operations on such property.

         (b) The Companies and the Stockholder have not violated, done or suffered any act which could give rise to liability under, and, to the knowledge of the Stockholder and the Companies, are not otherwise exposed to liability under, any Environmental Law. After the Initial Date (and, to the knowledge of the Stockholder and the Companies, with respect to events prior to the Initial Date), no event has occurred with respect to the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. To the knowledge of the Stockholder and the Companies, the Companies have no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property or Improvements.

         (c) Except as set forth on Schedule 2.11(c) hereto, (i) after the Initial Date (and, to the knowledge of the Stockholder and the Companies, with respect to any use prior to the Initial Date) neither the Companies, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Companies, nor, to the knowledge of the Companies or the Stockholder, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site and there has been no spill, release or migration of any Hazardous Materials on or under the Real Property (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Companies' businesses in full compliance with all Environmental Laws including the existing regulations of the United States Environmental Protection Agency requiring spill protection, overfill protection and corrosion protection by December 22, 1998 and all secondary containment requirements with respect to above ground storage tanks), (ii) after the Initial Date (and, to the knowledge of the Stockholder and the Companies, with respect to investigations prior to the Initial Date), none of the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the

Companies has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action at such property, and (iii) to the knowledge of the Companies and the Stockholder, none of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, or any site or location where the Companies sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA.

         (d) Except as set forth on Schedule 2.11(d) hereto, after the Initial Date (and, to the knowledge of the Stockholder and the Companies, prior to the Initial Date), there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos or asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies in connection with any actual or alleged liability under any Environmental Law.

         (e) Except as set forth on Schedule 2.11(e) hereto, (i) there is no pending or threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving any of the Companies, the Real Property, the Improvements, any property formerly owned, leased or occupied by the Companies, any offsite contamination affecting the business of the Companies or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Companies have not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Companies have not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to the knowledge of the Stockholder and the Companies, has any other entity whose liability therefor, in whole or in part, may be attributed to the Companies, received such notice, claim, demand, suit or request for information.

         (f) The Stockholder and the Companies have provided to UAG all environmental studies and reports obtained by them or known to them pertaining to the Real Property, the Improvements, the Companies and any property formerly owned, occupied or leased by the Companies, and have permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, and any property formerly owned, occupied or leased by the Companies, by UAG or UAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties. Any testing shall not be construed as a waiver of any rights which UAG has arising out of the representations and warranties contained herein.

2.12. INVENTORIES.

         The values at which inventories are carried on the Company Financial Statements and the values at which inventories will be carried on the Closing Date Balance Sheet reflect, or will reflect, the normal inventory valuation policies of the Companies, and such values are, or in the case of the Closing Date Balance Sheet will be, in conformity with GAAP consistently applied. All inventories reflected on the Company Financial Statements or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold at customary mark-ups within sixty (60) days after the date hereof in the ordinary course of business, except for spare parts inventory which inventory is carried at the lower of cost or market (with market being equal to the amount of any refund that would be paid by the applicable manufacturer if the parts are returned to such manufacturer).

2.13. ACCOUNTS RECEIVABLE.

         All accounts receivable reflected on the Company Financial Statements are, and all accounts receivable that will be or will have been reflected on the Closing Date Balance Sheet will be, good, and have been or will have been collected or are collectible, without resort to litigation, within 120 days of the Closing Date, and are subject to no defenses, setoffs or counterclaims other than normal cash discounts accrued in the ordinary course of business.

2.14. INSURANCE.

         All material properties and assets of the Companies which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Companies are engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on Schedule 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Companies have made or will make available to UAG true and complete copies of all such policies. All such policies are in full force and effect and are sufficient for all applicable requirements of law and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Companies.

2.15. CONTRACTS; ETC.

         As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on Schedule 2.10 hereto) to which any of the Companies is a party or by which any of the Companies or any of their assets or properties (including the Real Property and the Improvements) may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on
Schedule 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the business, operations, assets, condition (financial or otherwise) or prospects of any of the Companies. True and complete copies of all written Company Agreements referred to on Schedule 2.15 and Schedule 2.10 hereto, exclusive of individual vehicle titles and/or manufacturer's certificates of origin and floor plan liens applicable to individual vehicles, have been or will be delivered or made available to UAG, and the Companies have provided UAG with accurate and complete written summaries of all such Company Agreements which are unwritten. Except as set forth on Schedule 2.15, the Companies are not, nor, to the knowledge of the Companies and the Stockholder is, any other party thereto, in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Companies that would have or could reasonably be expected to have a Material Adverse Effect as to any

Company. There are no material unresolved disputes involving the Companies under any Company Agreement.

2.16. LABOR RELATIONS.

         (a) The Companies have paid or made provision for the payment of all salaries and accrued wages and have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and have withheld and paid to the appropriate governmental authority, or are holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of their employees.

         (b) Except as set forth on Schedule 2.16(b) hereto, none of the Companies is a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Companies, nor do the Stockholder or the Companies know of any activities or proceedings of any labor union to organize any such employees. The Companies have furnished to UAG complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Companies have not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

         (c) Except as set forth in Schedule 2.16(c) hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholder's or the Companies' knowledge, threatened, against or affecting the Companies, and the Companies have not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Companies, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Companies,
(iv) there are no charges with respect to or relating to the Companies pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices,
(v) the Companies have not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Companies and, to the knowledge of the Companies, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

         (d) The Companies have never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. ss.ss. 2101-2109, and the regulations promulgated therein.

2.17.   EMPLOYEE BENEFIT PLANS.

         (a) Set forth on Schedule 2.17(a) hereto is a true and complete list of:

              (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Companies or to which the Companies are required to make contributions ("Pension Benefit Plan"); and

              (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Companies or to which the Companies are required to make contributions ("Welfare Benefit Plan").

True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to UAG together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Code, and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

         (b)   With  respect  to the  ERISA  Plans,  except as set forth on
Schedule 2.17(b):

              (i) there is no ERISA Plan which is a "multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

              (ii) no event has occurred or (to the knowledge of the Companies or the Stockholder) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

              (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500e (or 5500-C or 5500-R) and predecessors thereof; and

              (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

         (c) Each Pension Benefit Plan intended to be qualified under
Section 401(a) of the Code:

              (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

              (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

              (iii) is not currently under investigation, audit or review by the IRS or (to the knowledge of the Companies and the Stockholder) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

         (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of Section 2.17(d)(iv) hereof, each defined contribution plan under Section 414(i) of the
Code:

              (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Companies since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

              (ii) the PBGC has not notified the Companies or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

              (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Companies or the Stockholder) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

              (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

              (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Companies and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

         (e) With respect to each Pension Benefit Plan, Schedule 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

         (f) The approximate aggregate of the amounts of contributions by the Companies to be paid or accrued under ERISA Plans for the current fiscal year is set forth on Schedule 2.17(f) (the "Aggregate ERISA Contributions"), and the Aggregate ERISA Contributions are not expected to exceed the total amount set forth on Schedule 2.17(f). To the extent required in accordance with GAAP, the Company Balance Sheets reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Companies under the ERISA Plans as of the date of the Company Balance Sheet.

         (g) With respect to any Multiemployer Plan (1) the Companies have not, since their formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Companies under any Multiemployer Plan, computed as if a "complete withdrawal" by the Companies had occurred under each such Plan as of December 31, 1996; and (3) the Companies have not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

         (h) Except as set forth on Schedule 2.17(h), with respect to the Welfare Benefit Plans:

              (i) There are no liabilities of the Companies under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

              (ii) No claims for benefits are in dispute or litigation.

2.18.   OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

         (a) Set forth on Schedule 2.18(a) hereto is a true and complete list of:

              (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Companies maintain or are required to make contributions to;

              (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of the Companies pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

              (iii) each employee of the Companies whose aggregate compensation for the fiscal year ended December 31, 1996 exceeded $75,000. True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.18(a) ("Compensation Commitments") have been provided or will be made available to UAG together with, where prepared by or for the Companies, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to UAG with respect to any Compensation Commitment which is unwritten.

         (b) Each Compensation Commitment:

              (i) since its inception, has been operated in all material respects in accordance with its terms;

              (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Companies or the Stockholder) no such action is contemplated or under consideration;

              (iii) has no liability for any federal, state, local or foreign Taxes;

              (iv) has no claims subject to dispute or litigation;

              (v) has met all applicable requirements, if any, of the Code; and

              (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

2.19. TRANSACTIONS WITH INSIDERS.

         Set forth on Schedule 2.19 hereto is a complete and accurate description of all material transactions between the Companies or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1996. For purposes of this Agreement:

              (i) the term "Insider" shall mean the Stockholder, any director or officer of any of the Companies, and any Affiliate, Associate or Relative of any of the foregoing persons;

              (ii) the term "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

              (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

2.20. PROPRIETY OF PAST PAYMENTS.

         No funds or assets of the Companies have been used for illegal purposes; no unrecorded funds or assets of the Companies have been established for any purpose; no accumulation or use of the Companies' corporate funds or assets has been made without being properly accounted for in the respective books and records of the Companies; all payments by or on behalf of the Companies have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Companies for any reason; no payment has been made by or on behalf of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Companies have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Companies of, or alleged to be of, the type described in this Section 2.20.

2.21. INTEREST IN COMPETITORS.

         Except as set forth on Schedule 2.21, neither the Companies nor the Stockholder, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person other than the Companies that is engaged in the retail sale or servicing of automobiles or light duty trucks.

2.22. BROKERS.

         Neither the Companies, nor any director, officer or employee thereof, nor the Stockholder or any representative of the Stockholder, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

2.23. ACCOUNTS.

         Schedule 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Companies and the name of each person with any power or authority to act with respect thereto.

2.24. DISCLOSURE.

         Neither the Companies nor the Stockholder has made any material misrepresentation to UAG relating to the Companies or the Shares or the Real Property or Improvements and neither the Companies nor the Stockholder have omitted to state to UAG any material fact relating to the Companies or the Shares or the Real Property or Improvements which is necessary in order to make the information given by or on behalf of the Companies or the Stockholder to UAG not misleading. To the knowledge of the Companies and the Stockholder, no fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the Schedules to this Agreement.

2.25. NET WORTH.

         On the Closing Date, the Net Worth of the Companies will be equal to or greater than Seven Million One Hundred Fifty-Five Thousand Dollars ($7,155,000).

2.26. WORKING CAPITAL.

         On the Closing Date, the working capital of each Company will be sufficient to operate the business of such Company consistent with past practice.


                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDER

         Subject to the parties' agreement and acknowledgement that the Schedules referred to in this Article 3 are to be delivered by the Stockholder no later than ten (10) Business Days after the Effective Date hereof, the Stockholder hereby represents and warrants to UAG as follows:

3.1.  OWNERSHIP OF SHARES; TITLE.

         The Stockholder is the owner of record and beneficially of the Shares as set forth on Schedule 3.1 hereof and has, and shall transfer to Sub at the Closing, good and marketable title to the Shares owned by him, free and clear of any and all security interests, pledge agreements, Liens, proxies and voting or other agreements except restrictions on transfer imposed by applicable federal and state securities laws.

3.2.  AUTHORITY.

         The Stockholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and the Documents to which he is a party and to consummate the transactions contemplated hereby and thereby (including the disposition of the Shares to Sub as contemplated by this Agreement). This Agreement has been duly executed and delivered by the Stockholder and constitutes, and each of the Documents to which the Stockholder is a party when executed and delivered by the Stockholder will constitute, a valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms. Except as set forth on Schedule 3.2, the execution, delivery and performance of this Agreement and the Documents by the Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which the Stockholder is a party or to which the Stockholder or any of his property is subject;

              (ii) violate or conflict with any Legal Requirements applicable to the Stockholder or any of the Stockholder's businesses or properties; or

              (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

3.3.  REAL PROPERTY AND IMPROVEMENTS.

         The Real Property and Improvements owned by the Stockholder or his Affiliates are owned in fee simple, free and clear of all Liens, claims and encumbrances, except those disclosed in Schedule 3.3(a), none of which currently or, to the knowledge of the Stockholder or his Affiliates, in the future will materially affect the use of such Real Property or such Improvements for the conduct of the respective businesses of the Companies as presently conducted. No assessments have been made against any portion of the Real Property which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become Liens. There are no disputes concerning the location of the lines and corners of the Real Property. Except as provided on Schedule 3.3(a), no one has been granted any right to purchase or lease such Real Property or Improvements other than the existing leases in favor of the Companies, which are to be terminated at the Closing by agreement between the parties and pursuant to which the owners shall acknowledge that there are no defaults under any such leases and that the Companies have no liability arising out of or relating to such leases. Attached as Schedule 3.3(b) are all surveys, title binders, title policies and copies of any exceptions to title relating to such Real Property or Improvements.

3.4.  QUALIFICATION OF STOCKHOLDER.

         The Stockholder (i) is an "accredited investor" within the meaning of Regulation D of the Securities Act, and the Stockholder is acquiring the Note to be issued pursuant to the terms of this Agreement for his own account and not with a view to, or for resale in connection with, any distribution thereof;
(ii) the Stockholder understands and acknowledges that the Note has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the Stockholder's investment intent as expressed herein; (iv) the Stockholder is able to bear the economic risk of investment in the Note and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the Note; (v) the Stockholder acknowledges that the Note was not offered to him by means of publicly disseminated advertisements or sales literature, or as part of a general solicitation; (vi) the Stockholder acknowledges that in deciding to proceed with the transaction set forth herein he has relied solely on his own independent investigation of UAG; and (vii) the Stockholder understands and acknowledges that the transfer of the Note shall be restricted.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF UAG

         Subject to the parties' agreement and acknowledgement that the Schedules referred to in this Article 4 are to be delivered by UAG and Sub no later than ten (10) Business Days after the Effective Date hereof, UAG and Sub hereby jointly and severally represent and warrant to the Companies and the Stockholder as follows:

4.1.  ORGANIZATION AND GOOD STANDING.

         UAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. UAG is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the Sub would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect on UAG. UAG has made available to the Stockholder complete and correct copies of its charter and bylaws, as amended and presently in effect.

4.2.  SUB.

         Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate the properties and assets used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and its subsidiaries would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect.

4.3.  AUTHORITY; APPROVALS AND CONSENTS.

         UAG and Sub have the corporate power and authority to enter into this Agreement and the Documents to which they are a party and to perform their obligations hereunder and thereunder. At the time of the Closing, the execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized and approved by the Board of Directors of UAG and Sub and no other corporate proceedings on the part of UAG or Sub will be necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute a valid and binding obligation of, UAG and Sub, enforceable against UAG and Sub in accordance with their respective terms. Except as set forth on Schedule 4.5 hereto, the execution, delivery and performance by UAG and Sub of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) contravene any provisions of the Certificate of Incorporation or Bylaws of UAG or Sub;

              (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any UAG Agreement (as defined below) or require any consent or waiver of any party to any UAG Agreement;

              (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG;

              (iv) violate or conflict with any Legal Requirements applicable to UAG or its respective businesses or properties that would or could reasonably be expected to have a Material Adverse Effect on UAG and the UAG Subsidiaries, taken as a whole; or

              (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

         Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by UAG to enable UAG to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted. As used in this Agreement, the term "UAG Agreement" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, to which UAG or the UAG Subsidiaries is a party or by which UAG or the UAG Subsidiaries or any of their assets or properties may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing, and which involve receipts or payments by UAG or UAG Subsidiaries which exceed $500,000 per year. "UAG Subsidiary" shall mean any corporation or other entity in which UAG, directly or indirectly, owns beneficially securities representing 50% or more of (i) the aggregate equity or profit interests or
(ii) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

4.4.  DISCLOSURE.

         Neither UAG nor Sub has made any material misrepresentation to the Companies or the Stockholder relating to this Agreement and neither UAG nor the Sub has omitted to state to the Companies or the Stockholder any material fact relating to this Agreement which is necessary in order to make the information given by or on behalf of UAG or Sub to the Companies or the Stockholder or their representatives at or prior to Closing not misleading. To the knowledge of the Companies and the Stockholder, no fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the Schedules to this Agreement or the SEC Filings.

4.5.  SEC FILINGS.

         UAG has heretofore made available to the Stockholder UAG's Registration Statement on Form S-1 as declared effective by the SEC on October 23, 1996, and UAG's Annual Report on Form 10-K for the period ending December 31, 1996 and the filed Quarterly Report on Form 10-Q for the relevant periods in 1997 (the "SEC Filings"). As of their respective dates, the SEC filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5.
                      COVENANTS AND ADDITIONAL AGREEMENTS

5.1.  ACCESS; CONFIDENTIALITY.

         Between the date hereof and the Closing Date, the Stockholder and the Companies will (i) provide to the officers and other authorized representatives of UAG and Sub full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Companies and will cause their officers to furnish to UAG and Sub and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Companies, and (ii) make available for inspection and copying by UAG and Sub true and complete copies of any documents relating to the foregoing. UAG and Sub will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of UAG and Sub. If this Agreement is terminated, UAG and Sub will promptly return to the Companies, upon the reasonable request of the Companies, all Confidential Information furnished by the Companies and the Stockholder and held by UAG and Sub, including all copies thereof. As used herein, "Confidential Information" shall mean all information concerning the Companies obtained by UAG or Sub from the Companies in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Companies or (z) which is or becomes known to the public, other than through a breach by UAG or Sub of this Agreement. The Stockholder and the Companies will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law) all UAG Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby. If this Agreement is terminated, the Stockholder will promptly return to UAG, upon the reasonable request of UAG, all UAG Confidential Information furnished by UAG and held by the Stockholder, including all copies thereof. As used herein, "UAG Confidential Information" shall mean all information concerning UAG obtained by the Stockholder and the Companies in connection with the transactions contemplated by this Agreement, except information (x) ascertained or obtained from public information, (y) received from a third party not employed or otherwise affiliated with UAG or (z) which is or becomes known to the public, other than a breach by the Stockholder and the Companies of this Agreement.

5.2.  FURNISHING INFORMATION; ANNOUNCEMENTS.

         The Stockholder and the Companies, on the one hand, and UAG and Sub, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholder and the Companies or UAG and Sub, respectively, required for inclusion in any statement or application made by UAG or the Companies to any governmental or regulatory body or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholder nor the Companies, on the one hand, nor UAG nor Sub, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law (including federal or state securities laws) as determined by such parties' counsel.

5.3.  ANTITRUST IMPROVEMENTS ACT COMPLIANCE.

         UAG and Sub and the Stockholder and the Companies, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; provided, however, that if UAG or the Stockholder shall determine after issuance of any preliminary injunction that continuing such resistance is not in its or their best interests, UAG or the Stockholder, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in Section 8.2 hereof.

5.4.  CERTAIN CHANGES AND CONDUCT OF BUSINESS.

         (a) From and after the date of this Agreement and until the Closing Date, the Companies shall, and the Stockholder shall cause the Companies to, conduct their business solely in the ordinary course consistent with past practices and, without the prior written consent of UAG, neither the Stockholder nor the Companies will, except as required or permitted pursuant to the terms hereof, permit any of the Companies to:

              (i) make any material change in the conduct of its business and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

              (ii) make any change in its Articles of Incorporation or Bylaws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

              (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Company, or (C) issue any options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any security convertible into or exchangeable for such debt securities;

              (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts set forth in Schedule 2.15 hereto and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

              (v) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have, or cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

              (vi) declare, set aside or pay any dividends or other distributions (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock (other than distributions of net income attributable to the period from June 30, 1997 through the Closing Date which distribution may be deferred by Stockholder until December 31, 1997) or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

              (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

              (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

              (ix) make or commit to make any individual capital expenditure in excess of $50,000, or aggregate capital expenditures in excess of $150,000;

              (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their Affiliates;

              (xi) guarantee any indebtedness for borrowed money or any other obligation of any other Person, other than in the ordinary course of business consistent with past practice;

              (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by the Company (or on behalf of the Company) on the date hereof;

              (xiii) make any loan, advance or capital contribution to or investment in any Person;

              (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

              (xv) settle, release or forgive any material claim or litigation or waive any material right;

              (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice;

              (xvii) take any other action that would cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct; or

              (xviii) commit itself to do any of the foregoing.

         (b) From and after the date hereof and until the Closing Date, the Stockholder and the Companies will cause each of the Companies to use its reasonable best efforts to:

              (i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

              (ii) comply with all applicable Environmental Laws, and, in the event the Company shall receive notice that there exists a violation of any Environmental Law with respect to its operations or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws; provided, however, that any remediation or removal shall be subject to the prior approval of UAG;

              (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against the Company unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

              (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

              (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

              (vi) continue to conduct its business in the ordinary course consistent with past practices.

         (c) From and after the date of this Agreement and until the Closing Date, the Stockholder shall not, except with the prior written consent of UAG and except as required or permitted pursuant to the terms hereof:

              (i) make any material change to the Real Property or the Improvements;

              (ii) subject the Real Property or the Improvements, or any part thereof, to any new Lien or suffer such to be imposed;

              (iii) take any other action that would cause any of the representations or warranties made by the Stockholder in this Agreement not to remain true and correct; or

              (iv) commit himself to do any of the foregoing.

5.5.  NO INTERCOMPANY PAYABLES OR RECEIVABLES.

         At the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholder and his Affiliates (other than the Companies) on the one hand, and the Companies, on the other hand.

5.6.  NEGOTIATIONS.

         Until the earlier of 120 days from the date hereof or the termination of this Agreement by UAG pursuant to Section 8.1 hereof, neither the Stockholder, nor the Companies, nor their officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholder, the Companies, or such Persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than UAG or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), liquidation, purchase or sale of shares of capital stock or similar transaction involving any of the Companies. The Stockholder shall promptly communicate to UAG any inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which the Companies or the Stockholder may receive or of which any of such parties may become aware.

5.7.  CONSENTS; COOPERATION.

         Subject to the terms and conditions hereof, the Stockholder and the Companies and UAG and Sub will use their respective best efforts at their own expense:

              (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for
    (A) the consummation of the transactions contemplated by this Agreement,
    (B) the ownership or leasing and operating after the Closing by the Companies of all of their material properties and (C) the conduct after the Closing by the Companies of their respective businesses as conducted by them on the date hereof;

              (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby; and

              (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

5.8.  ADDITIONAL AGREEMENTS.

         Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The Stockholder and the Companies agree to execute and deliver any and all documents that the respective manufacturers typically require a selling dealer to execute in connection with the transfer of a dealership. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Stockholder and the proper officers of the Companies shall take all such necessary action.

5.9.  INTERIM FINANCIAL STATEMENTS.

         Within twenty (20) days after the end of each calendar month after the date of this Agreement and continuing until the Closing Date, the Companies will deliver to UAG the most recent monthly and year-to-date financial statements provided to their respective manufacturers. All such statements shall fairly present the financial position and results of operations of the Companies as of the date or for the periods indicated and shall be prepared on a basis consistent with the Company Factory Statements.

5.10. NOTIFICATION OF CERTAIN MATTERS.

         Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other parties hereto of: (i) any information that indicates that any representation and warranty of such party contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in Article 6 or
Article 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholder and the Companies, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement. The Stockholder shall (x) promptly advise UAG of any event that has, or could in the future have, a Material Adverse Effect (y) confer on a regular basis with one or more designated representatives of UAG to report operational matters and to report the general status of ongoing operations, and (z) notify UAG of any emergency or other change in the normal course of business or in the operation of the properties of the Companies and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving the Company or any of their assets or operations, and will keep UAG fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. The Stockholder shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by the Stockholder (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to any of the Shares) or the occurrence of any other event of which the Stockholder has knowledge which could result in any failure to consummate the sale of the Shares as contemplated hereby.

5.11. ASSURANCE BY THE STOCKHOLDER.

         The Stockholder shall comply with its covenants set forth in this Agreement and shall use his best efforts to cause the Companies to comply with its covenants set forth in this Agreement.

5.12. SECTION 338(H)(10) ELECTION.

         The Stockholder agrees to join with Sub, if Sub so requests, in making a timely election with respect to any of the Companies to treat the purchase and sale of the Shares relating to such Company pursuant to this Agreement as a sale of all of such Company's assets under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), as permitted pursuant to Section 1.338(h)(10)-1(a) of the Treasury Regulations promulgated thereunder. In the event of such an election, Sub agrees to promptly pay to the Stockholder the amount of any additional federal, state or other tax (including any penalties and interest thereon) that is imposed on the Stockholder by reason of making such an election. Thus, in the event that the federal, state and/or other tax imposed on the Stockholder by reason of the stock sale exceeds the tax that would have been imposed if no such election had been made, Sub will be responsible for such excess. Sub further agrees to "gross up" any payment to the Stockholder pursuant to this paragraph to take into account that any such payment would itself be subject to income tax. Stockholder agrees to cooperate with Sub to cause the Companies to timely file for federal and/or state income tax purposes, with respect to the Company's final short period as an S corporation under the Code through the Closing Date, any return or extension of the due date thereof as required under the Code to effect or reflect any such election under Section 338(h) (10) of the Code.

5.13. NON-INTERFERENCE.

         After the Closing Date and for a period of five (5) years thereafter, the Stockholder and his Affiliates shall not knowingly interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Companies or any customer, supplier, manufacturer, distributor, consultant, independent contractor or employee of the Companies and agree not to solicit or hire any employee of the Companies unless such employee has already terminated his or her employment with the Companies.

5.14. RIGHT OF FIRST REFUSAL.

         During the period ending on the earlier of the fourth anniversary of the Closing or the date on which all principal and interest on the Note is paid in full, Sub shall not sell more than 50% of the issued and outstanding capital stock of any of the Companies to a third party (other than an Affiliate of UAG) and the Companies shall not sell substantially all of their assets to a third party (other than an Affiliate of UAG) (any such stock sale or asset sale being referred to herein as a "Third Party Sale') unless, prior to closing such Third Party Sale, UAG gives the Stockholder written notice (the "Offer Notice"), which notice shall include (i) the terms and conditions of the proposed Third Party Sale and (ii) an offer (the "First Offer") to sell to the Stockholder upon the same terms and conditions. If the Stockholder accepts the First Offer within thirty (30) days after UAG gives notice thereof, the Stockholder, Sub and the applicable Company shall enter into an agreement for the acquisition of the Company or its assets upon the same terms and conditions as those provided for in the First Offer and such other terms and conditions as may be mutually agreeable to the parties. If the Stockholder does not accept the First Offer within thirty (30) days after UAG gives notice thereof, or accepts the First Offer but does not enter into a definitive agreement within thirty (30) days thereof, then Sub and the Company may close the Third Party Sale within one hundred eighty (180) days after the date of the First Offer, provided that such sale shall be made on terms not materially less favorable to UAG, Sub or the Company than the terms contained in the First Offer.

5.15. REBATES, REFUNDS AND INCENTIVE PROGRAMS.

         Sub agrees to pay to the Stockholder a pro rata portion of any rebates, refunds or incentive payments (other than those accrued for on the Closing Date Balance Sheet) earned by Sub either through the manufacturer's incentive programs or otherwise described on Schedule 5.17.

                                   ARTICLE 6.
                         CONDITIONS TO THE OBLIGATIONS
                      OF UAG AND SUB TO EFFECT THE CLOSING

         The obligations of UAG and Sub required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by UAG or Sub as provided herein except as otherwise required by applicable law:

6.1.  REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS.

         Each of the representations and warranties of the Companies and the Stockholder contained in this Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing. Each of the obligations of the Companies and the Stockholder required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, UAG shall have received a certificate, dated the Closing Date and duly executed by the Stockholder, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

6.2.  AUTHORIZATION; CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Companies. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all manufacturers with whom the Companies have entered into franchise agreements) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

6.3.  OPINIONS OF THE COMPANIES' AND THE STOCKHOLDER'S COUNSEL.

         UAG and Sub shall have been furnished with the opinion of counsel for the Companies and the Stockholder, dated the Closing Date, in form and substance satisfactory to UAG and its counsel, which opinion shall have been rendered with respect to those matters contained in Sections 2.1, 2.2, 2.3, 2.4, 2.9, 3.1 and 3.2 hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Companies and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state and that such opinions are limited to the State of New Jersey, State of New York and federal laws.

6.4.  ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of UAG or Sub effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which UAG or Sub, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

6.5.  NO MATERIAL ADVERSE EFFECT.

         During the period from December 31, 1996 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of any of the Companies when taken as a whole.

6.6.  NET WORTH.

         On the Closing Date, the Stockholder shall deliver to UAG a balance sheet of the Companies dated as of the most recent practicable date preceding the Closing Date, prepared in accordance with GAAP (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet shall show as of the date thereof a Net Worth not less than Seven Million One Hundred Fifty-Five Thousand Dollars ($7,155,000).

6.7.  COMPLETION OF DUE DILIGENCE.

         UAG and Sub shall have completed their due diligence examination of the Companies, the Real Property and the Improvements and the results of such examination, including any Phase I or Phase II environmental audits of the Companies, shall be satisfactory to UAG and Sub. UAG will pay the costs for a Phase I environmental audit. If, after obtaining the results of the Phase I environmental audit, UAG determines that a Phase II environmental audit is required, then the expenses of performing the Phase II environmental audit shall be paid one-half by UAG and one-half by the Stockholder; provided, however, that the Stockholder may elect not to pay any costs of the Phase II audit but, if the Stockholder elects not to pay one-half of the costs of the Phase II audit and the results of the Phase II audit conclude that remediation is recommended, the Stockholder shall pay the entire costs of the Phase II audit.

6.8.  BOARD APPROVAL.

         The Board of Directors of UAG and Sub shall have approved the consummation of all of the transactions contemplated by this Agreement.

6.9.  CERTIFICATES.

         The Stockholder and the Companies shall have furnished UAG and Sub with a certificate, dated as of the Closing Date, executed by the Stockholder certifying to the fulfillment of the conditions set forth in Sections 6.4, 6.5,
6.6 and 6.12 hereof and shall have furnished UAG and Sub with such any other certificates of its officers and others as UAG and Sub may reasonably request to evidence compliance with the conditions set forth in this Article 6.

6.10. LEGAL MATTERS.

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholder and the Companies under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholder and the Companies in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG and Sub.

6.11. APPROVAL OF MANUFACTURERS AND DISTRIBUTORS.

         The Stockholder, the Companies, UAG and Sub shall have obtained the consent, authorization and approval of each of the manufacturers whose consent is required for the transfer of the Companies to Sub on terms (including any working capital requirements of the manufacturers) no less favorable to those imposed on the Stockholder and the Companies immediately prior to the execution of this Agreement.

6.12. ENVIRONMENTAL LAWS.

         The Companies shall be in compliance with all applicable Environmental Laws.

6.13. NONDISTURBANCE AGREEMENTS/ESTOPPEL CERTIFICATES.

         UAG shall have been provided with nondisturbance agreements and estoppel certificates in form and substance satisfactory to UAG with respect to the Real Property and the Leases.

6.14. TITLE INSURANCE.

         UAG, at its option, shall have obtained title insurance on behalf of the Companies with respect to the leasehold estates arising out of the Leases in form and substance satisfactory to UAG.

6.15. SCHEDULES.

         The Companies and the Stockholder shall have delivered to UAG and Sub all Schedules referred to in Articles 2 and 3 and such Schedules shall be acceptable in form and substance to UAG and Sub.

6.16. MEMORANDA OF LEASE.

         The appropriate parties shall have executed memoranda of lease in form and substance satisfactory to UAG.

6.17. EMPLOYMENT AGREEMENT.

         Sub, the Companies and the Stockholder shall have entered the Employment Agreement.

6.18. LEASES.

         The Companies and the Stockholder shall have entered into the Leases.

6.19. RESIGNATION OF THE COMPANIES' DIRECTORS.

         Each of the persons who is a director of any of the Companies on the Closing Date shall have tendered to Sub in writing his or her resignation as such in form and substance satisfactory to UAG.


                                   ARTICLE 7.
                        CONDITIONS TO THE OBLIGATIONS OF
                       THE COMPANIES AND THE STOCKHOLDER
                             TO EFFECT THE CLOSING

         The obligations of the Companies and the Stockholder required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Companies and the Stockholder as provided herein except as otherwise required by applicable law:

7.1.  REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

         Each of the representations and warranties of UAG and Sub contained in this Agreement shall be true and correct on the date made and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing. Each of the obligations of UAG and Sub required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Stockholder shall have received a certificate, dated the Closing Date and duly executed by UAG and Sub to the effect that the conditions set forth in the preceding two sentences have been satisfied.

7.2.  AUTHORIZATION OF THE AGREEMENT, CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG and Sub. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all manufacturers with whom the Companies have entered into franchise agreements) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

7.3.  OPINIONS OF UAG'S AND SUB'S COUNSEL.

         The Stockholder shall have been furnished with the opinion of Rogers & Hardin, counsel to UAG and Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Stockholder and its counsel, which opinion shall have been rendered with respect to those matters contained in Sections 4.1, 4.2 and 4.3 hereof. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of UAG and the Sub and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for its opinion. Such opinions may be limited to federal laws and the General Corporation Law of the State of Delaware.

7.4.  ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which the Stockholder, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

7.5.  CERTIFICATES.

         UAG and Sub shall have furnished the Stockholder with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Stockholder.

7.6.  LEGAL MATTERS.

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG or Sub under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of UAG or Sub in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholder.

7.7.  EMPLOYMENT AGREEMENT.

         Sub and the Companies shall have entered into the Employment
Agreement.

7.8.  LEASES.

         The Companies shall have entered into the Leases.

7.9.  APPROVAL OF MANUFACTURERS AND DISTRIBUTORS.

         The Stockholder, the Companies, UAG and Sub shall have obtained the consent, authorization and approval of each of the manufacturers whose consent is required for the transfer of the Companies to Sub on terms (including working capital requirements of the manufacturer) no less favorable to those imposed on the Stockholder and the Companies immediately prior to the execution of the Agreement.

                                   ARTICLE 8.
                                  TERMINATION

8.1.  TERMINATION.

         This Agreement may be terminated at any time prior to Closing:

              (i) by mutual consent of UAG and the Stockholder;

              (ii) by either UAG or the Stockholder if the Closing shall not have taken place on or prior to October 31, 1997, or such later date as shall have been approved by UAG and the Stockholder;

              (iii) by UAG or the Stockholder if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

              (iv) by UAG or Sub if any of the conditions specified in Article 6 hereof have not been met or waived by UAG and Sub at such time as such condition is no longer capable of satisfaction;

              (v) by the Stockholder if any of the conditions specified in
    Article 7 hereof have not been met or waived by the Stockholder at such time as such condition is no longer capable of satisfaction;

              (vi) by either UAG or the Stockholder if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured (if curable) within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

            If UAG or the Stockholder shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

8.2.  EFFECT OF TERMINATION.

         Except (i) for any breach of this Agreement prior to its termination,
(ii) for the obligations contained in Sections 5.1 and 10.2 hereof and (iii) as set forth in Sections 9.1 and 9.2 hereof, upon the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

                                   ARTICLE 9.
                                INDEMNIFICATION

9.1.  INDEMNIFICATION BY THE STOCKHOLDER.

         Notwithstanding the Closing or the delivery of the Shares, the Stockholder indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis UAG, Sub, the Companies (after Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Companies after the Closing Date) shall at any time or from time to time suffer any Costs (as defined in Section 9.6 below) arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of the Companies or the conduct of the business of the Companies prior to the Closing Date (a "Stockholder Third Party Claim"). As used herein, "Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of the Stockholder or the Companies or the breach of any warranty of the Stockholder or the Companies contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Stockholder or the Companies (or any representative of the Stockholder or the Companies) to UAG (or any representative of UAG) and any misrepresentation in or omission from any document furnished to UAG in connection with the Closing, and (ii) any failure of the Stockholder or the Companies duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Stockholder or the Companies to be performed or observed.

9.2.  INDEMNIFICATION BY UAG.

         Notwithstanding the Closing, UAG indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis the Stockholder and the Companies (prior to Closing) and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "Stockholder Indemnified Party"), if a Stockholder Indemnified Party shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all UAG Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves or relates directly to the conduct of the business of the Companies after the Closing Date (a "UAG Third Party Claim"). As used herein, "UAG Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of UAG or Sub or the breach of any warranty of UAG or Sub contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by UAG (or any representative of UAG) to the Stockholder or the Companies (or any representative of the Stockholder or the Companies) and any misrepresentation in or omission from any document furnished to the Stockholder or the Companies in connection with the Closing, and (ii) any failure of UAG or Sub duly to perform or observe any term, provision, covenant, agreement or condition on the part of UAG or Sub to be performed or observed.

9.3.  PROCEDURES.

         If (i) any Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that the Stockholder or the Companies have become obligated to a UAG Indemnified Party pursuant to Section 9.1, or if any Stockholder Third Party Claim is begun, made or instituted as a result of which the Stockholder or the Companies may become obligated to a UAG Indemnified Party hereunder, or
(ii) a UAG Event of Breach occurs or is alleged and a Stockholder Indemnified Party asserts that UAG has become obligated to a Stockholder Indemnified Party pursuant to Section 9.2, or if any UAG Third Party Claim is begun, made or instituted as a result of which UAG may become obligated to a Stockholder Indemnified Party hereunder (for purposes of this Article 9, any UAG Indemnified Party and any Stockholder Indemnified Party is sometimes referred to as an "Indemnified Party" and UAG, Sub and the Stockholder are sometimes referred to as an "Indemnifying Party," and any UAG Third Party Claim and any Stockholder Third Party Claim is sometimes referred to as a "Third Party Claim," in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it may have to the Indemnified Party under this Article 9. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim except with the written consent of such Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

9.4.  OFFSET.

         In addition to and not in limitation of all rights of offset that an Indemnified Party may have under applicable law, the parties agree that, at any Indemnified Party's option, any or all amounts owing to such Indemnified Party under this Article 9 or any other provision of this Agreement or any other liability of the other parties (or any Affiliate of the other parties) to such Indemnified Party in connection with any of the Documents (other than the Leases), may be recovered by the Indemnified Party by an offset against any or all amounts due to such other parties pursuant to this Agreement or the Documents (provided, however, that such right to offset shall not take effect until such amounts are finally determined to be due pursuant to the terms hereof).

9.5.  REMEDIES.

         The rights of an Indemnified Party under this Article 9 are in addition to such other rights and remedies which such Indemnified Party may have under this Agreement, applicable law or otherwise.

9.6.  DEFINITIONS.

         For purposes of this Article 9 "Costs" shall mean all liabilities, losses, costs, damages (not including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever. For purposes of application of the indemnity provisions of this Article 9, the amount of any Cost arising from the breach of any representation, warranty, covenant or agreement shall be the entire amount of any Cost suffered, paid or required to be paid by the respective Indemnified Party as a result of such breach.

9.7.  LIMITATION ON INDEMNIFICATION.

         (a) Indemnification by the Stockholders.

              (i) A UAG Indemnified Party shall be entitled to indemnification in connection with an Event of Breach or a Stockholder Third Party Claim only to the extent the aggregate Costs incurred or sustained by all UAG Indemnified Parties exceed One Hundred Thousand Dollars ($100,000) with respect to a breach of any provision herein; provided, however, that notwithstanding the indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Sections 2.3, 2.8, 3.1 and 5.6 (to the extent specified therein) hereof.

              (ii) The aggregate costs for which the Stockholder shall be obligated to indemnify the UAG Indemnified Parties shall not exceed Thirty Million Dollars ($30,000,000) in the case of Costs incurred or sustained by all UAG Indemnified Parties in connection with an Event of Breach; provided, however, that a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Sections 2.3, 2.8, 2.11, 2.20 and 3.1 hereof.

         (b) Indemnification by UAG.

              (i) A Stockholder Indemnified Party shall be entitled to indemnification in connection with a UAG Event of Breach or a UAG Third Party Claim only to the extent the aggregate Costs incurred or sustained by all Stockholders Indemnified Parties exceed One Hundred Thousand Dollars ($100,000); provided, however, that, notwithstanding the preceding limitation, a Stockholder Indemnified Party shall be entitled to indemnification of all Costs incurred or sustained by such Stockholder Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 hereof.

              (ii) The aggregate Costs for which UAG shall be obligated to indemnify the Stockholder Indemnified Parties shall not exceed Thirty Million Dollars ($30,000,000) in the case of Costs incurred or sustained by all Stockholders Indemnified Parties in connection with a UAG Event of Brach; preovided, however, that a Stockholder Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Stockholder Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warrnaty or covenant (or failure to perform or ob serve any term, agreement or condition) contained in Article 1 or
    Section 4.5) hereof.


                                  ARTICLE 10.
                                 MISCELLANEOUS

10.1. SURVIVAL OF PROVISIONS.

         The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date.

10.2. FEES AND EXPENSES.

         If the Closing does not occur and Section 5.6 hereof is breached, then the Stockholder or the Companies shall pay to UAG, within five (5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by UAG in connection with this Agreement and the transactions contemplated hereby.

10.3. HEADINGS.

         The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

10.4. NOTICES.

         All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service for next business day delivery or facsimile transmission (with original to follow by mail) or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

         If to the Companies before the Closing Date:

              Mr. Thomas Hessert
              10 Gwen Court
              Cherry Hill, New Jersey  08012
         with a copy to:

              Newman Tannenbaum Helpern
              Syracuse & Hirschtritt, LLP
              900 Third Avenue
              New York, New York  10022
              Attn:  Stuart B. Newman, Esq.

         If to the Companies after the Closing Date (in addition to the foregoing addresses):

              United Auto Group, Inc.
              375 Park Avenue
              New York, New York 10152
              Attn:  General Counsel

         with a copy to:

              Rogers & Hardin
              2700 International Tower
              229 Peachtree Street, N.E.
              Atlanta, Georgia  30303
              Attn:  Michael Rosenzweig, Esq.

         If to the Stockholder:

              Mr. Thomas Hessert
              10 Gwen Court
              Cherry Hill, New Jersey  08012

         with a copy to:

              Newman Tannenbaum Helpern
              Syracuse & Hirschtritt, LLP
              900 Third Avenue
              New York, New York  10022
              Attn:  Stuart B. Newman, Esq.

         If to UAG or Sub:

              United Auto Group, Inc.
              375 Park Avenue
              New York, New York 10152
              Attn:  General Counsel
         with a copy to:

              Rogers & Hardin
              2700 International Tower
              229 Peachtree Street, N.E.
              Atlanta, Georgia  30303
              Attn:  Michael Rosenzweig, Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

10.5. ASSIGNMENT.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and the provisions of Article 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, UAG and Sub shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of UAG or Sub, but in such event UAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

10.6. ENTIRE AGREEMENT.

         This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

10.7. WAIVER AND AMENDMENTS.

         Each of the Stockholder and the Companies, as one party, and UAG and Sub, as the other party, may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

10.8.  COUNTERPARTS.

         This Agreement may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.9.  ACCOUNTING TERMS.

         All accounting terms used herein which are not expressly defined or modified in this Agreement shall have the respective meanings given to them in accordance with GAAP.

10.10. SCHEDULES.

         Disclosure of any matter in any Schedule hereto or in the Financial Statements shall not be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement and shall not be deemed to limit any representations or warranties made herein.

10.11. SEVERABILITY.

         If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

10.12. REMEDIES.

         None of the remedies provided for in this Agreement, including termination of this Agreement as set forth in Article 8, indemnification as set forth in Article 9, or the payment of certain fees, costs and expenses as set forth in Section 10.2, shall be the exclusive remedy of either party for a breach of this Agreement. The parties hereto shall have the right to seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement, including an action for damages for breach of contract.

10.13. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.

10.14. TIME IS OF THE ESSENCE.

         Time is of the essence for purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          UNITED AUTO GROUP, INC.


                                          By:
                                             --------------------------------
                                             George G. Lowrance
                                             Executive Vice President


                                          UAG CLASSIC, INC.


                                          By:
                                             --------------------------------
                                             George G. Lowrance
                                             Vice President


                                          CLASSIC AUTO GROUP, INC.


                                          By:
                                             --------------------------------
                                             Its:


                                          CHERRY HILL CLASSIC CARS, INC.


                                          By:
                                             --------------------------------
                                             Its:


                                          CLASSIC ENTERPRISES, INC.


                                          By:
                                             --------------------------------
                                             Its:


                                          CLASSIC BUICK, INC.


                                          By:
                                             --------------------------------
                                             Its:


                                          CLASSIC CHEVROLET, INC.


                                          By:
                                             --------------------------------
                                             Its:

                                          CLASSIC MANAGEMENT, INC.


                                          By:
                                             --------------------------------
                                             Its:



                                          ------------------------------------
                                          Thomas J. Hessert, Jr., Individually